EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in post-effective Amendment No. 1 to the Registration Statement No. 33-7053 on Form S-8, and in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on Form S-8 of our report dated January 14, 2008, with respect to the consolidated financial statements of Archon Corporation in its Annual Report on Form 10-K for the year ended September 30, 2007.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada
January 14, 2008